May 30, 2017

Mutual Fund & Variable Insurance Trust

36 N. New York Ave.

Huntington, NY 11743

Re:       Mutual Fund & Variable Insurance Trust File No. 333-213741

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the N-14 filed on September 22, 2016. We hereby give you our consent to incorporate by reference the Legal Opinion into post-effective amendment 1 to the N-14 and consent to all references to us in the filing.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP